As filed with the Securities and Exchange Commission on December 16, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Radiopharm Theranostics Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Australia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Level 3, 62 Lygon Street

Carlton, VIC 3053
Australia

(Address and telephone number of registrant’s principal executive offices)

Vcorp Services, LLC

25 Robert Pitt Drive, Suite 204

Monsey, New York 10952

Tel: (888) 528-2677

(Name, address and telephone number of agent for service)

Copies to:

Andrew Reilly

Rimôn Law

Level 2, 50 Bridge Street
Sydney, NSW 2000, Australia

Tel: +61 2 9055 6965

andrew.reilly@rimonlaw.com

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

●	A base prospectus, which covers the offering, issuance and sales by us of up to $50,000,000 in the aggregate of American Depositary Shares (“ADSs”) each representing 300 of our ordinary shares from time to time in one or more offerings; and

●	A sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of up to $22,400,000 of the ADSs that may be issued and sold from time to time under a sales agreement (the “Sales Agreement”), with Leerink Partners LLC (“Leerink Partners”), as sales agent.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The Sales Agreement prospectus immediately follows the base prospectus. The $22,400,000 of ADSs that may be offered, issued and sold under the Sales Agreement prospectus is included in the $50,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement, any portion of the $22,400,000 included in the Sales Agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no ADSs are sold under the Sales Agreement, the full $22,400,000 of securities may be sold in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 16, 2025

PROSPECTUS

Radiopharm Theranostics Limited

$50,000,000

American Depositary Shares representing Ordinary Shares

Warrants

We may offer and sell up to $50,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities, if required. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves risks. See the “Risk Factors” on page 5 of this Prospectus and any similar section contained in the applicable Prospectus Supplement concerning factors that you should consider before investing in our securities.

American Depositary Shares (“ADSs”) representing our ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “RADX.” Our ordinary shares are listed on the Australian Securities Exchange (“ASX”) under the symbol “RAD.” On December 15, 2025, the last reported sale price of the ADSs, as reported on Nasdaq, was $10.63 per ADS.

Neither the Securities and Exchange Commission nor any other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated         , 2025.

i

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a Registration Statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may, from time to time, offer and sell, in one or more offerings as described in this prospectus, ADSs, each representing 300 ordinary shares and/or warrants, with a total aggregate offering price of up to $50,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell our securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering, if required. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering or in the documents that we have incorporated by reference into this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any of our securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with additional information incorporated by reference herein and described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read on the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

When acquiring any securities described in this prospectus, you should rely only on the information provided in this prospectus and in any applicable prospectus supplement, including the information incorporated by reference. Neither we nor any underwriter, dealer or agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering our securities in any jurisdiction where the offer or sale is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of any such document.

We may sell our securities to underwriters who will sell the securities to the public at a fixed offering price or at varying prices determined at the time of sale. The applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers or agents and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

When we refer to “Radiopharm,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Radiopharm Theranostics Limited and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

We own or have rights to trademarks and trade names that we use in connection with the operation of our business, including our corporate name, logos, product names and website names. Other trademarks and trade names appearing in this prospectus and the documents incorporated by reference are the property of their respective owners. Solely for your convenience, some of the trademarks and trade names referred to in this prospectus and the documents incorporated by reference are listed without the ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks and trade names.

Unless otherwise indicated, all amounts presented in this prospectus are presented in U.S. Dollars (“$”). Our reporting and functional currency is the Australian Dollar (“A$”). Any discrepancies in any table between totals and sums of the amounts listed are due to rounding.

Our fiscal year end is June 30. References to a particular “fiscal year” are to our fiscal year ended June 30 of that calendar year.

ii

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus or incorporated by reference in this prospectus and does not contain all information that you should consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our ADSs discussed under the heading “Risk Factors” and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a research and development company that aims to develop and commercialize platforms of radiopharmaceutical products for both therapeutic and diagnostic applications in precision oncology. We develop targeted and scientifically validated radiopharmaceutical technologies in both pre-clinical and clinical stages of development. These technologies span all size molecules comprising peptides, fatty acids and antibody targets attached to medical quality radioisotopes. We are pursuing registration and marketing approval for each product and therapy under development in the United States, the European Union, the United Kingdom, China, Japan, Australia and Canada.

To achieve our goals, we intend to:

●	Focus on tumor types that can be considered radiosensitive. There are several tumor types that are considered radiosensitive and that are difficult to detect and treat. We intend to develop theranostic clinical products that enable detection and treatment of solid tumor with high mortality rates that is more effective than what current treatments provide.

●	Expand our licensed platform technologies. We have a pipeline of six licensed platform technologies and a joint venture with MD Anderson in Houston, one of the world’s leading cancer research centers, called “Radiopharm Ventures LLC” which has been created to develop novel radiopharmaceutical products. All of the novel technologies in development focus both on diagnostic and therapeutic product candidates targeting high unmet medical needs. We intend to continue to expand our platforms to increase the number of clinical trials that we conduct.

●	Partner with nuclear medicine suppliers. We need to obtain a constant supply of therapeutic isotopes that can be used in our clinical trials. We have partnered with nuclear medicine suppliers to obtain access to high-quality isotopes that can be used efficiently in our clinical trials. We intend to maintain our current partnerships and expand the number of our partners to increase and improve our supply of isotopes.

●	Enter into license agreements to expand our clinical assets. We have entered into license agreements with prestigious universities and institutions that have allowed us to exclusively use, globally, novel technology to develop our clinical assets. We intend to maintain the current license agreements in effect and seek other opportunities to expand our clinical assets.

●	Advance our investigational product candidates towards approval in the United States and elsewhere. We intend to pursue FDA approval of all our product candidates currently in development. All preclinical and clinical trials are structured to ensure that each program is FDA compliant. We will be pursuing a New Drug Application (“NDA”) with the FDA with respect to each of our product candidates. If a NDA is approved, then the relevant product may be marketed in the United States. If an NDA for one of our product candidates is approved in the United States, then we plan to pursue marketing approval of our product candidates in other regions including the Europe Union, United Kingdom, China, Japan, Australia and Canada.

●	Enter into strategic partnership and collaborations to develop our product candidates. We have entered into strategic partnerships and collaborations with prestigious universities and institutions to advance our clinical trials and progress their development. We intend to continue to seek partnerships and collaborations in the future to further develop the existing product candidates and explore opportunities for additional product candidates.

●	Maintain a strong intellectual property portfolio. We have developed a global intellectual property strategy to support our commercial objectives. We are monitoring the results of our research and development programs to identify new intellectual property that aligns with those commercial objectives. We intend to take a global approach to our intellectual property strategy and we intend to pursue patent protection in key global markets, including the United States, the European Union, the United Kingdom, China, Japan, Australia, Canada, South Korea and Hong Kong.

Recent Private Placement

In October 2025, we sold 1,166,666,667 ordinary shares to institutional and professional investors in exchange for proceeds of approximately A$35 million (“Private Placement”). Participants in the Private Placement received one Option for every share subscribed, with an exercise price of A$0.039 per Option and expiration date of October 31, 2027.

Corporate information

Radiopharm Theranostics Limited is an Australian company incorporated in February 2021. Our registered office is located at Suite 1, Level 3, 62 Lygon Street, Carlton, Victoria 3053, Australia, and our telephone number is +61 3 9824 5254. Our address on the Internet is www.radiopharmtheranostics.com. Our agent for service of process in the United States is Vcorp Services, LLC, 25 Robert Pit Drive, Suite 204, Monsey, New York 10952. The information contained in, or accessible through, our website does not constitute part of this prospectus.

Implications of being a Foreign Private Issuer

We are also considered a “foreign private issuer” as defined in Rule 405 under the Securities Act. In our capacity as a foreign private issuer, we are exempt from certain rules under the Securities Act of 1934, as amended (the “Exchange Act”) that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our ordinary shares. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

As a foreign private issuer, we have taken advantage of certain reduced disclosure and other requirements in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings. Accordingly, the information contained herein or that we provide shareholders may be different than the information you receive from U.S. public companies in which you hold equity securities.

We may take advantage of these exemptions until such time as we are no longer foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents, (2) more than 50% of our assets are located in the United States or (3) our business is administered principally in the United States.

Securities that we may offer

Under this prospectus, we may offer ADSs representing our ordinary shares, or warrants to purchase any of such securities, either individually or in units, with a total aggregate offering price of up to $50,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any; and

●	conversion or exercise prices, if any.

The prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Forward-looking statements include, but are not limited to, statements about:

●	our product development and business strategy, including the potential size of the markets for our products and future development and/or expansion of our products and therapies in our markets;

●	our current and future research and development activities, including clinical testing and manufacturing and related costs and timing;

●	sufficiency of our cash resources;

●	our ability to commercialize products and generate product revenues;

●	our ability to raise additional funding when needed;

●	any statements concerning anticipated regulatory activities or licensing or collaborative arrangements, including our ability to obtain regulatory clearances;

●	our research and development expenses;

●	our operations and intellectual property risks;

●	our ability to remain compliant with the continued listing requirements of the Australian Securities Exchange (“ASX”) and Nasdaq;

●	any statement of assumptions underlying any of the foregoing; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors” in our Annual Report on Form 20-F for fiscal year 2025, and our other reports and filings we make with the SEC from time to time.

You should read thoroughly this prospectus, any prospectus supplement, any free writing prospectus and in the documents incorporated by reference with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Other sections of this prospectus and in the documents incorporated by reference include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

This prospectus and documents incorporated by reference may contain third-party data relating to the biopharmaceutical market that includes projections based on a number of assumptions. The biopharmaceutical market may not grow at the rates projected by market data, or at all. The failure of this market to grow at the projected rates may have a material adverse effect on our business and the market price of our ADSs. Furthermore, if any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus (or, in the case of a document incorporated by reference, the date on which the statements are made in such document). We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 20-F and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the securities offered under this prospectus.

There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations, or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from the sale of our securities pursuant to this prospectus, both in terms of the purposes for which they will be used and the amounts that will be allocated for each purpose. We intend to use the net proceeds from the sale of any securities offered under this prospectus to fund the development of our drug candidates and for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement or free writing prospectus. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital, clinical trial expenditures, commercial expenditures and capital expenditures. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference.

DESCRIPTION OF SHARE CAPITAL

General

Our constituent document is a Constitution. The Constitution is subject to the terms of the Listing Rules of ASX Limited and the Corporations Act 2001. The Constitution may be amended or repealed and replaced by special resolution of shareholders, which is a resolution of which notice has been given and that has been passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution.

Purposes and Objects

As a public company we have all the rights, powers and privileges of a natural person. Our Constitution does not provide for or prescribe any specific objects or purposes.

The Powers of the Directors

Under the provision of our Constitution our directors may exercise all the powers of our company except any powers that the Corporations Act or the constitution attributes to the Company.

Interested Directors

According to our constitution, if a Director discloses his or her interests in a matter that is being considered by the Board, in accordance with the Corporations Act, the director may (i) contract or make an arrangement with the Company, or a related body corporate of the Company or a body corporate in which the Company is interested, in any matter in any capacity, (ii) be counted in a quorum for a meeting of Directors considering the contract or arrangement provided that such Director is entitled to vote on at least one of the resolutions proposed at the same meeting, (iii) vote on whether the Company enters into the contract or arrangement, and on any matter that relates to the contract or arrangement, (iv) or witness the affixing of the common seal of the Company to, any document in respect of the contract or arrangement, (v) retain the benefits under the contract or arrangement. A director who has a material personal interest in a matter that is being considered by the directors must not be present at a meeting while the matter is being considered nor vote on the matter, except where permitted by the Corporations Act.

Unless a relevant exception applies, the Corporations Act requires our directors to provide disclosure of certain interests or conflicts of interests and prohibits directors from voting on matters in which they have a material personal interest and from being present at the meeting while the matter is being considered. In addition, the Corporations Act and the ASX Listing Rules require shareholder approval of any provision of related party benefits to our directors.

Directors’ compensation

Our directors are paid remuneration for their services as directors. The total amount of remuneration given to all directors for their services as directors must not exceed in aggregate in any financial year the amount fixed by the company in general meeting. The aggregate, fixed sum for directors’ remuneration is to be divided among the directors in such proportion as the directors themselves agree and in accordance with our Constitution.

Remuneration payable to the director may be given in the manner as the directors decide, including by way of non-cash benefit, such as a contribution to a superannuation fund. Remuneration paid to our executive directors must also not include a commission or percentage of operating revenue.

Pursuant to our Constitution, any director who devotes special attention to the business of the company, or who performs services that in the opinion of our board of directors, are outside the scope of the ordinary duties of a director, or who at the request of the directors engages in any journey on the business of the company, may be paid extra remuneration, which is determined by our board of directors.

In addition to other remuneration provided in our Constitution, all of our directors are entitled to be paid by us all travelling and other expenses incurred by the directors in attending to the company’s affairs, including attending and returning from general meetings of the company, meetings of the directors or committee meetings of the directors.

In addition, in accordance with our Constitution, a director may be paid a retirement benefit as determined by our board of directors subject to the limits set out in the Corporations Act and the ASX Listing Rules which broadly restrict our ability to pay our officers a termination benefit in the event of a change of control of the Company or our subsidiaries as well as impose requirements for shareholder approval to be obtained to pay certain retirement benefits to our officers.

Borrowing powers exercisable by Directors

Pursuant to our Constitution, the management and control of our business affairs are vested in our board of directors. Thus, our board of directors has the power to raise or borrow money, and charge any of our property or business or any uncalled capital, and may issue debentures or give any other security for any of our debts, liabilities or obligations or of any other person, in each case, in the manner and on terms it deems fit.

Retirement of Directors

Pursuant to our Constitution and the ASX Listing Rules, each director, other than the managing director, must not hold office for more than three years or beyond the third annual general meeting following his or her appointment (whichever is longer). Further, at least one director is required to retire by rotation at each annual general meeting (such director being the director who has been longest in office since their last election). Directors who retire by rotation are eligible for a re-election to the board of directors unless disqualified from acting as a director under the Corporations Act or our Constitution.

Rights Attached to Our Ordinary Shares

The concept of authorized share capital no longer exists in Australia and as a result, our authorized share capital is unlimited. All our outstanding ordinary shares are validly issued, fully paid and non-assessable. The rights attached to our ordinary shares are as follows:

Dividend Rights.

The directors may declare that a dividend be paid to the members according to the shareholders’ pro rata shareholdings and the directors may fix the amount, the time for payment and the method of payment. No dividend is payable except in accordance with the Corporations Act as amended from time to time and no dividend carries interest as against the Company.

Voting Rights.

Subject to the Constitution, at a general meeting, each shareholder has one vote on a show of hands and in the circumstance where the voting is carried out on a poll, each shareholder present has one vote for each fully paid ordinary share and a fraction of a vote equivalent to the proportion which the amount is paid up for any shares that is not fully paid Such voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.

The quorum required for a general meeting of shareholders consists of at least any two shareholders present in person and entitled to vote on a resolution at the meeting. According to our Constitution, a resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is demanded under which every ordinary shareholder present in person or by proxy has one vote for every ordinary share held. Under our Constitution, a poll may be demanded by the chairman, at least five members entitled to vote on the resolution; or by members with at least 5% of the votes that may be cast on the resolution on a poll.

A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place unless otherwise decided by the directors present at the meeting. At the reconvened meeting, the required quorum consists of any two members present in person. The meeting is dissolved if a quorum is not present within 30 minutes from the time appointed for the meeting.

An ordinary resolution of shareholders requires approval by a majority of votes cast by shareholders present at the meeting in person, by proxy, attorney or representative. Under our Constitution, the Corporations Act and the ASX Listing Rules, certain matters must be passed by way of a special resolution. A special resolution must be passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution and present at the meeting in person, by proxy, attorney or representative. Matters which are not required to be passed by special resolution are required to be passed by ordinary resolution.

Rights in Our Profits.

Subject to the share classes and the rights attached to each class of shares, our shareholders have the right to share in our profits distributed as a dividend and any other permitted distribution.

Rights in the Event of Liquidation.

Subject to the Constitution and the terms of issue of any shares or classes of shares, in the event the company is wound up, after satisfaction of debts and liabilities to creditors and any costs, charges or expenses incurred for the winding up, our assets will be divided and distributed among the shareholders to the number of shares held by them, irrespective of the amounts paid or credited as paid on the shares. The distribution to any shareholder of any partly paid share must be reduced by the unpaid amount as at the date of distribution. This right may be affected by the grant of preferential dividend or distribution rights to the shareholders of preference shares, such as the right in winding up to payment in cash of the amount then paid up on the share, and any arrears of dividend in respect of that share, in priority to any other class of shares.

Directors may make calls

Our Constitution provides that subject to the terms on which the shares have been issued directors may make calls on a shareholder for amounts unpaid on shares held by that shareholder, other than monies payable at fixed times under the conditions of allotment, require a call to be paid by instalments and revoke or postpone a call. The company must give notice of a call at least 30 business days (or any longer period required by the Listing Rules) before the amount called is due, specifying the time and place of payment.

Changing Rights Attached to Shares

According to our Constitution, the rights attached to any class of shares, unless otherwise provided by the terms of the class, may be varied with either the written consent of the holders of not less than 75% of the issued shares of that class or the sanction of a special resolution passed at a separate general meeting of the shares of that class.

Annual and Extraordinary Meetings

Our directors must convene an annual meeting of shareholders at least once every calendar year. Notice of at least 28 days prior to the date of the meeting is required. A general meeting may be convened by a directors’ resolution or as otherwise provided in the Corporations Act.

Limitations on the Rights to Own Securities in Our Company

Subject to certain limitations on the percentage of shares a person may hold in our company, neither our Constitution nor the laws of the Commonwealth of Australia restrict in any way the ownership or voting of shares in our company.

Changes in Our Capital

Pursuant to the Listing Rules, our directors may in their discretion issue securities to persons who are not related parties of our company, without the approval of shareholders, if such issue, when aggregated with securities issued by our company during the previous 12-month period would be an amount that would not exceed 15% of our issued capital at the commencement of the 12-month period. Other allotments of securities require approval by an ordinary resolution of shareholders.

Exchange Controls

Australia has largely abolished exchange controls on investment transactions. The Australian dollar is freely convertible into U.S. dollars. In addition, there are currently no specific rules or limitations regarding the export from Australia of profits, dividends, capital or similar funds belonging to foreign investors, except that certain payments to non-residents must be reported to the Australian Transaction Reports and Analysis Centre (“AUSTRAC”), which monitors such transactions.

Amounts may also be required to be withheld from payments made to non-resident shareholders under the Australian taxation legislation (and remitted to the Australian Taxation Office (“ATO”)), unless a relevant exemption applies.

The Foreign Acquisitions and Takeovers Act 1975

Under Australian law, in certain circumstances foreign persons are prohibited from acquiring more than a limited percentage of the shares in an Australian company without approval from the Australian Treasurer. These limitations are set forth in the Australian Foreign Acquisitions and Takeovers Act 1975 (Cth) (“FATA”), associated legislation and regulations. These limitations are in addition to the more general overarching Takeovers Prohibition of an acquisition of more than a 20% interest in a public company (in the absence of an applicable exception) under the takeover provisions of Australia’s Corporations Act by any person whether foreign or otherwise.

If an investment is subject to foreign investment approval, it may have compulsory prior notification requirements, being a “notifiable action” or “notifiable national security action” or voluntary prior notification requirements being a “significant action” or “reviewable national security action”. If an investment falls in this voluntary application category, the seeking of approval will extinguish certain future rights the Australian Treasurer has to review and approve the investment. Not applying for approval where the voluntary notification provisions apply will not be a breach of the FATA.

The Australian foreign investment regime applies differently to ‘foreign government investors’ and private foreign persons. Broadly, entities are considered as foreign persons if (i) a foreign holder (together with its associates) holds a direct or indirect interest of 20% or more in the entity or (ii) multiple foreign holders hold an aggregate interest (direct or indirect) of at least 40%. An entity will be a ‘foreign government investor’ if (i) a foreign government or foreign government owned entity, or a number of foreign government owned entities from the same country own a direct or indirect interest of 20% or (ii) or multiple foreign governments or foreign government owned entities from any country own a direct or indirect interest of 40%.

Under the FATA, foreign persons are required to notify and obtain prior approval from the Foreign Investment Review Board for a range of acquisitions of an interest in an Australian entity on a mandatory basis, including:

●	acquisitions of a direct interest (generally 10% or more) by a foreign government investor in an Australian entity, irrespective of value;

●	acquisitions by any foreign person of:

–	a ‘substantial interest’ (generally 20% or more) in an Australian entity valued above the relevant monetary threshold. This is generally A$330 million (indexed annually) or A$1,250 million in case of U.S. investors where the investment is being made directly by a U.S. investor, in each case calculated by the higher of the total asset value and the total value of the issued securities of the Australian entity; or

–	a direct interest in a ‘national security business’ or entity that carries on a national security business, or holds ‘national security land’, irrespective of value; and

●	acquisitions of interests in Australian entities operating in sensitive industries (such as media, telecommunications, and encryption and security technologies), land-rich Australian entities or agribusiness Australian entities.

Each foreign person seeking to acquire holdings in excess of the above caps (including their associates) would need to complete an application form setting out the proposal and relevant particulars of the acquisition/shareholding and pay the relevant application fees. The Australian Treasurer then has 30 days to consider the application and make a decision and a further 10 days to notify the applicant. However, the Australian Treasurer has broad powers to extend this time period, including extending the period by up to a further 90 days by publishing an interim order. Most commonly, the Australian Treasurer will request an applicant agree to an extension to avoid needing to publish the interim order, such agreement is usually in the best interest of the applicant as interim orders are made public and by agreeing to an extension the application process is kept confidential. Otherwise applications are strictly confidential and not released to the public.

The Australian Foreign Investment Review Board, an Australian advisory board to the Australian Treasurer has provided a guideline titled Australia’s Foreign Investment Policy, which provides an outline of the policy. As for the risk associated with seeking approval, the policy provides, among other things, that the Treasurer will reject an application if it is contrary to the national interest.

If an application is made to the Australian Treasurer (whether voluntary or compulsory), the Australian Treasurer may either issue a non-objection notice, a non-objection notice with conditions or a rejection notice.

If the necessary approvals are not obtained, the Treasurer has a range of enforcement powers, including the power to make an order requiring the acquirer to dispose of the shares it has acquired within a specified period of time. Once a foreign person (together with any associate) holds a direct interest or a substantial interest in an entity, any further acquisition of interests, including in the course of trading in the secondary market, would require a new FIRB approval unless an exemption applies.

Once granted, a FIRB approval is valid for a 12-month period, meaning the proposed acquisition which was the subject of an application can occur any time during that 12-month period.

Listing

Our ordinary shares have traded on the Australian Securities Exchange since November 2021 under the symbol “RAD”. Our ADSs have traded on the Nasdaq Capital Market since November 2024 under the symbol “RADX”. Each ADS represents 300 ordinary shares.

Historical information on the trading prices for our ordinary shares can be found on the website of the ASX (www.asx.com.au) and for our ADSs on the website of Nasdaq (www.nasdaq.com).

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of 300 ordinary shares, deposited with National Nominees Limited, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 1 Columbus Circle, New York, NY 10019, USA

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Australian law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs. See “— Jurisdiction and Arbitration.”

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information.”

Holding the ADSs

How will you hold your ADSs?

You may hold ADSs either (i) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (ii) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.

●	Cash. The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders. Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See “Payment of Taxes.” It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

●	Shares. For any ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

●	Elective Distributions in Cash or Shares. If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

●	Rights to Purchase Additional Shares. If we offer holders of our ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash.

The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for ordinary shares (rather than ADSs).

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of ordinary shares or be able to exercise such rights.

●	Other Distributions. Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

No shares will be accepted for deposit prior to the date of effectiveness of this Registration Statement.

How do ADS holders cancel an American Depositary Share?

You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our constitution, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the ordinary shares.

If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our constitution, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our constitution, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the ordinary shares or other deposited securities represented by such holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given to the depositary. Voting instructions may be given only in respect of a number of ADSs representing an integral number of ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our constitution, to vote or to have its agents vote the ordinary shares or other deposited securities (in person or by proxy) as you instruct.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our ordinary shares.

The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 28 Business Days in advance of the meeting date.

Compliance with Regulations

Information Requests

Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Australian law, any applicable law of the United States of America, our constitution, any resolutions of our Board of Directors adopted pursuant to such constitution, the requirements of any markets or exchanges upon which the ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Australia, our constitution, and the requirements of any markets or exchanges upon which the ADSs, ADRs or ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

Disclosure of Interests

Each ADS holder and beneficial owner shall comply with our requests pursuant to Australian law, the rules and requirements of the Nasdaq and any other stock exchange on which the ordinary shares are, or will be, registered, traded or listed or our constitution, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.

Fees and Expenses

As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service	Fees
To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)	Up to US$0.05 per ADS issued

Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled

Distribution of cash dividends	Up to US$0.05 per ADS held

Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held

Distribution of ADSs pursuant to exercise of rights.	Up to US$0.05 per ADS held

Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank annually

As an ADS holder, you will also be responsible for paying certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:

●	Taxes (including applicable interest and penalties) and other governmental charges;

●	Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Australian (i.e., upon deposit and withdrawal of ordinary shares).

●	Expenses incurred for converting foreign currency into U.S. dollars.

●	Expenses for cable, telex and fax transmissions and for delivery of securities.

●	Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).

●	Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

●	Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs.

●	Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.

In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
Change the nominal or par value of our ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.

Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.

Distribute securities on the ordinary shares that are not distributed to you, or recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.

The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:

●	are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

●	are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Commonwealth of Australia or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

●	are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

●	are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

●	are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

●	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

●	disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

●	disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities, or (v) for any acts or omissions made by a successor depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.

In the deposit agreement, we agree to indemnify the depositary under certain circumstances.

Jurisdiction and Arbitration

The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the federal or state courts in the City of New York shall have exclusive jurisdiction to hear and determine any dispute arising from or in connection with the deposit agreement and that the depositary will have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration provision of the deposit agreement does not preclude you from pursuing claims under the Securities Act or the Exchange Act in federal courts. By agreeing to such arbitration provision, investors in the ADRs will also not be deemed to have waived Radiopharm’s or the Depositary’s compliance with the U.S. federal securities laws and the rules and regulations thereunder. In addition, under the terms of the deposit agreement, the arbitration provision does not preclude ADS holders from pursuing Securities Act or Exchange Act claims against Radiopharm or the Depositary in state courts.

Any legal suit, action or proceeding, including any claim under the Securities Act or the Exchange Act, against Radiopharm or the Depositary that arise out of or are based upon the Deposit Agreement, ownership of the ADSs or the transactions contemplated by the deposit agreement may only be instituted by holders of ADSs (including purchasers of ADSs in secondary transactions) in a state or federal court in the City of New York. Holders of ADSs irrevocably waive any objection which they may have to the laying of venue of any such proceeding, and submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding. By agreeing to such provision, investors in the ADRs will not be deemed to have waived Radiopharm’s or the Depositary’s compliance with the U.S. federal securities laws and the rules and regulations thereunder. In addition, there is uncertainty as to whether a court outside of New York state would enforce such provision of the Deposit Agreement. Thus, ADS holders might be able to bring a legal suit, action or proceeding, including any claim under the Securities Act or the Exchange Act, against Radiopharm or the Depositary that arise out of or are based upon the Deposit Agreement, ownership of the ADSs or the transactions contemplated by the Deposit Agreement, in a court outside New York state if such court determines that such exclusive jurisdiction provision in the Deposit Agreement is unenforceable.

Jury Trial Waiver

The deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable law. By agreeing to such provision, investors in the ADRs will not be deemed to have waived Radiopharm’s or the Depositary’s compliance with the U.S. federal securities laws and the rules and regulations thereunder. However, the jury trial waiver provision may limit access to information and lead to other imbalances of resources between Radiopharm and shareholders, and such provision may limit shareholders’ ability to bring a claim in a judicial forum that they find favorable.

Requirements for Depositary Actions

Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

●	satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

●	compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:

●	when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

●	when you owe money to pay fees, taxes and similar charges;

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities, or other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

●	for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such ordinary shares.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our ordinary shares represented by ADSs. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreement are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of our ordinary shares represented by ADSs purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the date, if any, on and after which the warrants and the related ordinary shares represented by ADSs will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States Federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

●	exercise any rights as shareholders of Radiopharm.

Each warrant will entitle its holder to purchase the number of ordinary shares represented by ADSs at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase ordinary shares represented by ADSs are exercised, the holders of the warrants will not have any rights of holders of the underlying ordinary shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the ordinary shares, if any.

PLAN OF DISTRIBUTION

We may sell or distribute our securities from time to time in one or more public or private transactions:

●	through underwriters;

●	through agents;

●	to dealers;

●	directly to one or more purchasers;

●	in “at the market offerings”, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	in block trades;

●	through a combination of any of the above; and

●	any other method permitted pursuant to applicable law.

Any sale or distribution may be effected by us:

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated or fixed prices.

At any time a particular offer of the securities is made, a prospectus supplement, if required, will be distributed and set forth the terms of each specific offering, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us from such sales or distribution, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In addition, we may distribute the securities as a dividend or in a rights offering to our existing security holders. In some cases, we or dealers acting for us or on behalf of us may also repurchase the securities and reoffer them to the public by one or more of the methods described above.

Through Underwriters

If underwriters are used in a sale or distribution, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all the securities if any are purchased.

During and after an offering through underwriters, the underwriters may purchase and sell or distribute the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the securities they sell or distribute for their account may be reclaimed by the syndicate if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

Through Agents or to Dealers

We may sell or distribute the securities directly or through agents we designate from time to time. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are used in any of the sales or distribution of the securities covered by this prospectus, we will sell those securities to dealers as principals. The dealers may then resell the securities to the public at varying prices the dealers determine at the time of resale.

Direct Sales

We may sell or distribute the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof.

Delayed Delivery

If so indicated in a prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell the securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may carry out the derivative transactions through sales or distributions of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge the securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General

Agents, dealers and direct purchasers that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on our behalf.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our board members, executive officers, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and consolidated financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 20-F for fiscal year 2025, filed with the SEC on September 18, 2025 and as amended on December 10, 2025;

●	our Current Reports on Form 6-K furnished to the SEC on October 28, 2025, November 19, 2025, November 20, 2025 and December 15, 2025; and

●	the description of our American Depositary Shares representing ordinary shares that is contained in Item 12 in our Form 20-F, filed on February 13, 2023, as amended.

We are also incorporating by reference each subsequent annual report on Form 20-F and each report of foreign private issuer on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with or furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

We have not authorized anyone else to provide you with additional or different information to the information included in and incorporated by reference to this prospectus and any prospectus supplement. You should rely only on the information provided by and incorporated by reference to this prospectus and any prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Upon written or oral request, we shall provide without charge to each person to whom a copy of this prospectus is delivered a copy of any or all of the documents that are incorporated by reference to this prospectus but not delivered with this prospectus. You may request a copy of these filings by contacting us at Level 3, 62 Lygon Street, Carlton VIC 3053, Australia, Phone: +61 3 9824 5254. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement. Our website address is www.radiopharmtheranostics.com. The information contained in, or accessible through, our website does not constitute part of this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES

We are a company incorporated under the laws of Australia. Certain of our directors and officers and certain other persons named in this prospectus are citizens and residents of countries other than the United States and all or a significant portion of their assets may be located outside the United States. As a result, it may not be possible for you to:

●	effect service of process within the United States upon our non-U.S. resident directors or on us;

●	enforce, in U.S. courts, judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

●	enforce, in U.S. courts, judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

●	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws. Australia has developed a different body of securities laws as compared to the United States and may provide protections for investors to a lesser extent.

It may be difficult (or impossible in some circumstances) for Australian companies to commence court actions or proceedings before the federal courts of the United States or other jurisdiction in which it conducts business or has assets. This may make it difficult for us to recover amounts we are owed and to generally enforce our rights, which may have an adverse impact on our operations and financial standing. Even where we are able to enforce our rights, this may be costly and/or time consuming, risky, and may not guarantee recovery, which in turn may have an adverse impact on our operations and financial standing. With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may not be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws.

LEGAL MATTERS

The validity of the securities and certain other matters under Australian law will be passed upon for us by Rimôn, our Australian and U.S. counsel. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the reports of Grant Thornton Audit Pty Ltd, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Radiopharm, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

OFFERING EXPENSES

The following is an estimate of the expenses that we may incur in connection with a possible offering of securities registered under this registration statement.

SEC registration fee	$6,905
FINRA filing fee	8,000
Printing expenses	5,000
Legal fees and expenses	30,000
Accounting fees and expenses	10,000
Miscellaneous expenses	1,000
Total	$61,905

The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 16, 2025

PROSPECTUS SUPPLEMENT

Radiopharm Theranostics Limited

$22,400,000

American Depositary Shares

We have entered into a sales agreement, or the Sales Agreement, dated December 16, 2025, with Leerink Partners LLC (“Leerink Partners”) relating to the American Depositary Shares, or ADSs, offered by this prospectus supplement. Each ADS represents 300 of our ordinary shares. Under this prospectus supplement, we may offer and sell ADSs having an aggregate offering price of up to $22,400,000 from time to time through or to Leerink Partners, acting as sales agent or principal, in accordance with the Sales Agreement.

Sales of the ADSs, if any, under this prospectus supplement and the accompanying base prospectus may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Leerink Partners is not required to sell any specific number or dollar amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market (“Nasdaq”), on mutually agreed terms between the Leerink Partners and us. There are no minimum sale requirements, and there is no arrangement for funds to be received in any escrow, trust or similar arrangement.

As of October 17, 2025, the worldwide aggregate market value of our common equity held by non-affiliates, or public float, was approximately $67,356,513 based on 2,811,500,062 ordinary shares held by non-affiliates and a closing price of A$0.037 per ordinary share, which was the highest closing sale price of our ordinary shares on the Australian Securities Exchange, or the ASX, the principal market for our common equity, within 60 days of the filing date of this registration statement. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Leerink Partners will be entitled to a commission of 3.0% of the gross sales price per ADS sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-14 for additional information regarding the compensation to be paid to Leerink Partners. In connection with the sale of the ADSs on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Leerink Partners will be deemed to be underwriting compensation. We have also agreed in the Sales Agreement to provide indemnification and contribution to Leerink Partners with respect to certain liabilities, including liabilities under the Securities Act.

The ADSs are listed on the Nasdaq under the symbol “RADX.” Our ordinary shares are listed on the ASX under the symbol “RAD.” On December 15, 2025, the last reported sale price of the ADSs on the Nasdaq was $10.63 per ADS.

Investing in our ADSs involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-4 of this Prospectus Supplement and in the documents incorporated by reference into this Prospectus Supplement.

Neither the Securities and Exchange Commission nor any other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Leerink Partners

This prospectus supplement is dated      , 2025.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed on Form F-3 with the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this prospectus supplement, we may offer and sell up to $22,400,000 of our ADSs from time to time through or to Leerink Partners acting as our sales agent or principal at prices and on terms to be determined by market conditions at the time of the offering. Generally, when we refer to this “prospectus supplement,” we are referring to the sales agreement prospectus and the accompanying base prospectus combined.

This prospectus supplement relates to the offering of our ADSs. Before buying any of the ADSs that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the heading “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus supplement describes the specific details regarding this offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Leerink Partners has not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, any applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor Leerink Partners, take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, Leerink Partners is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, any applicable prospectus supplement, the documents incorporated by reference herein or therein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement, any applicable prospectus supplement and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision.

When we refer to “Radiopharm,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Radiopharm Theranostics Limited and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

We own or have rights to trademarks and trade names that we use in connection with the operation of our business, including our corporate name, logos, product names and website names. Other trademarks and trade names appearing in this prospectus and the documents incorporated by reference are the property of their respective owners. Solely for your convenience, some of the trademarks and trade names referred to in this prospectus and the documents incorporated by reference are listed without the ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks and trade names.

Unless otherwise indicated, all amounts presented in this prospectus supplement are presented in U.S. Dollars (“$”). Our reporting and functional currency is the Australian Dollar (“A$”). Solely for the convenience of the reader, this prospectus supplement contains translations of certain Australian Dollar amounts into U.S. Dollars at specified rates. Except as otherwise stated in this prospectus supplement, all translations from Australian Dollars to U.S. Dollars are based on the exchange rate of A$1.00 to US$0.655 as published by the Reserve Bank of Australia as of June 30, 2025. No representation is made that Australian Dollar amounts referred to in this prospectus supplement could have been or could be converted into U.S. Dollars at such rates or any other rates. Any discrepancies in any table between totals and sums of the amounts listed are due to rounding.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying base prospectus, any free writing prospectus and in the documents incorporated by reference may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Forward-looking statements include, but are not limited to, statements about:

●	our product development and business strategy, including the potential size of the markets for our products and future development and/or expansion of our products and therapies in our markets;

●	our current and future research and development activities, including clinical testing and manufacturing and related costs and timing;

●	sufficiency of our cash resources;

●	our ability to commercialize products and generate product revenues;

●	our ability to raise additional funding when needed;

●	any statements concerning anticipated regulatory activities or licensing or collaborative arrangements, including our ability to obtain regulatory clearances;

●	our research and development expenses;

●	our operations and intellectual property risks;

●	our ability to remain compliant with the ASX and Nasdaq’s continued listing standards;

●	any statement of assumptions underlying any of the foregoing; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors” in our Annual Report on Form 20-F for fiscal year 2025, and our other reports and filings we make with the SEC from time to time.

You should read thoroughly this prospectus supplement, any prospectus supplement, any free writing prospectus and in the documents incorporated by reference with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Other sections of this prospectus supplement and in the documents incorporated by reference include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

This prospectus supplement and documents incorporated by reference may contain third-party data relating to the biopharmaceutical market that includes projections based on a number of assumptions. The biopharmaceutical market may not grow at the rates projected by market data, or at all. The failure of this market to grow at the projected rates may have a material adverse effect on our business and the market price of our ADSs. Furthermore, if any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus supplement relate only to events or information as of the date on which the statements are made in this prospectus supplement (or, in the case of a document incorporated by reference, the date on which the statements are made in such document). We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

S-iii

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus supplement or incorporated by reference in this prospectus supplement and does not contain all information that you should consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our ADSs discussed under the heading “Risk Factors” and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus supplement, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement is a part.

Overview

We are a research and development company that aims to develop and commercialize platforms of radiopharmaceutical products for both therapeutic and diagnostic applications in precision oncology. We develop targeted and scientifically validated radiopharmaceutical technologies in both pre-clinical and clinical stages of development. These technologies span all size molecules comprising peptides, fatty acids and antibody targets attached to medical quality radioisotopes. We are pursuing registration and marketing approval for each product and therapy under development in the United States, the European Union, the United Kingdom, China, Japan, Australia and Canada.

To achieve our goals, we intend to:

●	Focus on tumor types that can be considered radiosensitive. There are several tumor types that are considered radiosensitive and that are difficult to detect and treat. We intend to develop theranostic clinical products that enable detection and treatment of solid tumor with high mortality rates that is more effective than what current treatments provide.

●	Expand our licensed platform technologies. We have a pipeline of six licensed platform technologies and a joint venture with MD Anderson in Houston, one of the world’s leading cancer research centers, called “Radiopharm Ventures LLC” which has been created to develop novel radiopharmaceutical products. All of the novel technologies in development focus both on diagnostic and therapeutic product candidates targeting high unmet medical needs. We intend to continue to expand our platforms to increase the number of clinical trials that we conduct.

●	Partner with nuclear medicine suppliers. We need to obtain a constant supply of therapeutic isotopes that can be used in our clinical trials. We have partnered with nuclear medicine suppliers to obtain access to high-quality isotopes that can be used efficiently in our clinical trials. We intend to maintain our current partnerships and expand the number of our partners to increase and improve our supply of isotopes.

●	Enter into license agreements to expand our clinical assets. We have entered into license agreements with prestigious universities and institutions that have allowed us to exclusively use, globally, novel technology to develop our clinical assets. We intend to maintain the current license agreements in effect and seek other opportunities to expand our clinical assets.

●	Advance our investigational product candidates towards approval in the United States and elsewhere. We intend to pursue FDA approval of all our product candidates currently in development. All preclinical and clinical trials are structured to ensure that each program is FDA compliant. We will be pursuing a New Drug Application (“NDA”) with the FDA with respect to each of our product candidates. If a NDA is approved, then the relevant product may be marketed in the United States. If an NDA for one of our product candidates is approved in the United States, then we plan to pursue marketing approval of our product candidates in other regions including the Europe Union, United Kingdom, China, Japan, Australia and Canada.

●	Enter into strategic partnership and collaborations to develop our product candidates. We have entered into strategic partnerships and collaborations with prestigious universities and institutions to advance our clinical trials and progress their development. We intend to continue to seek partnerships and collaborations in the future to further develop the existing product candidates and explore opportunities for additional product candidates.

●	Maintain a strong intellectual property portfolio. We have developed a global intellectual property strategy to support our commercial objectives. We are monitoring the results of our research and development programs to identify new intellectual property that aligns with those commercial objectives. We intend to take a global approach to our intellectual property strategy and we intend to pursue patent protection in key global markets, including the United States, the European Union, the United Kingdom, China, Japan, Australia, Canada, South Korea and Hong Kong.

Recent Private Placement

In October 2025, we sold 1,166,666,667 ordinary shares to institutional and professional investors in exchange for proceeds of approximately A$35 million (“Private Placement”). Participants in the Private Placement received one Option for every share subscribed, with an exercise price of A$0.039 per Option and expiration date of October 31, 2027.

Corporate Information

Radiopharm Theranostics Limited is an Australian company incorporated in February 2021. Our registered office is located at Suite 1, Level 3, 62 Lygon Street, Carlton, Victoria 3053, Australia, and our telephone number is +61 3 9824 5254. Our address on the Internet is www.radiopharmtheranostics.com. Our agent for service of process in the United States is Vcorp Services, LLC, 25 Robert Pit Drive, Suite 204, Monsey, New York 10952. The information contained in, or accessible through, our website does not constitute part of this prospectus supplement.

Implications of Being a Foreign Private Issuer

We are considered a “foreign private issuer” as defined in Rule 405 under the Securities Act. In our capacity as a foreign private issuer, we are exempt from certain rules under the Securities Act of 1934, as amended (the “Exchange Act”) that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our ordinary shares. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

As a foreign private issuer, we have taken advantage of certain reduced disclosure and other requirements in this prospectus supplement and may elect to take advantage of other reduced reporting requirements in future filings. Accordingly, the information contained herein or that we provide shareholders may be different than the information you receive from other public companies in which you hold equity securities.

We may take advantage of these exemptions until such time as we are no longer foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents, (2) more than 50% of our assets are located in the United States or (3) our business is administered principally in the United States.

THE OFFERING

ADSs offered by us in this offering	ADSs, each ADS representing 300 ordinary shares, having an aggregate offering price of up to $22,400,000.

Manner of offering	“At the market offering” that may be made from time to time through or to Leerink Partners, as sales agent or principal. See “Plan of Distribution.”

The ADSs

Each ADS represents 300 ordinary shares.

The depositary bank (as identified below) will be the holder of ordinary shares underlying the ADSs and you will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary bank and holders and beneficial owners of ADSs from time to time.

You may surrender your ADSs to the depositary bank to withdraw the ordinary shares underlying your ADSs, upon and subject to the terms of the deposit agreement. The depositary bank will charge you a fee for such an exchange.

We may amend or terminate the deposit agreement for any reason without your consent. Any amendment that imposes or increases fees or charges or which materially prejudices any substantial existing right you have as an ADS holder will not become effective as to outstanding ADSs until 30 days after notice of the amendment is given to ADS holders. If an amendment becomes effective, you will be bound by the deposit agreement as amended if you continue to hold your ADSs.

To better understand the terms of the ADSs, you should carefully read the section in this prospectus supplement entitled “Description of American Depositary Shares.” We also encourage you to read the deposit agreement, which will be filed as an exhibit to the registration statement to which this prospectus supplement forms a part.

Depositary bank	Deutsche Bank Trust Company Americas

Use of proceeds	We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund the development of our drug candidates and for general corporate purposes.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and the other information in and incorporated by reference into this prospectus supplement for a discussion of factors to consider carefully before deciding to invest in our ADSs.

Listing	Our ADSs are listed on the Nasdaq Capital Market under the symbol “RADX.” Our ordinary shares are listed on the Australian Securities Exchange under the symbol “RAD.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 20-F and any subsequent Annual Report on Form 20-F or reports on Form 6-K we file after the date of this prospectus supplement, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to the Offering

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional ADSs, ordinary shares or other securities convertible into or exchangeable for the ADSs or our ordinary shares at prices that may not be the same as the price per ADS in this offering. We may sell ADSs, ordinary shares or other securities in any other offering at a price that is less than the price paid by investors in this offering. The price at which we sell ADSs, ordinary shares or securities convertible or exchangeable into ADSs or ordinary shares, in future transactions may be higher or lower than the price per ADS paid by investors in this offering.

We will have broad discretion in how to use the net proceeds of this offering, and we may not use these proceeds in a manner desired by our investors.

We will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Our needs may change as the business and the industry that we address evolves. As a result, the proceeds to be received in this offering may be used in a manner significantly different from our current expectations. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

It is not possible to predict the number of ADSs sold under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Leerink Partners at any time throughout the term of the Sales Agreement. The number of ADSs that are sold through Leerink Partners after our delivery of a placement notice, if any, will fluctuate based on a number of factors, including the market price of the ADSs during the sales period, any limits we may set with Leerink Partners in any applicable placement notice and the demand for the ADSs. If the market price of our ADSs during the sales period declines, we would be able to potentially sell a higher number of ADSs than the number based on the current market price of our ADSs and, in any event, we may choose to sell a lower number of ADSs than the $22,400,000 of our ADSs set forth on the cover of this prospectus supplement.

The ADSs offered under this prospectus supplement will be sold in “at the market offerings” and investors who buy ADSs at different times will likely pay different prices.

Investors who purchase ADSs in this offering at different times likely will pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of ADSs sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for ADSs to be sold in this offering. Investors may experience a decline in the value of the ADSs they purchase in this offering as a result of sales made at prices lower than the prices they paid.

ADSs representing a substantial percentage of our outstanding shares may be sold in this offering and such ADSs will be freely tradable, which could cause the price of the ADSs to decline.

A substantial number of the ADSs may be sold in the public market in this offering, and all of the ADSs sold in the offering will be freely tradable without restriction or further registration under the Securities Act. These sales, and any future sales of a substantial number of ADSs in the public market, or the perception that such sales may occur, may cause the market price of the ADSs to decline. This could make it more difficult for you to sell your ADSs at a time and price that you deem appropriate and could impair our ability to raise capital through the sale of additional equity securities.

USE OF PROCEEDS

We may sell ADSs from time to time having gross aggregate sales proceeds of up to $22,400,000. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, estimated commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any ADSs under or fully utilize the Sales Agreement with Leerink Partners as a source of financing.

We intend to use the net proceeds from this offering, if any, together with our existing cash and cash equivalents, to fund the development of our drug candidates and for general corporate purposes.

The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our development and commercialization efforts, the status of and results from our clinical, non-clinical or pre-clinical trials, whether or not we enter into strategic collaborations or partnerships, and our operating costs and expenditures. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. In addition, while we have not entered into any outstanding binding agreements or commitments relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures, and other strategic transactions.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2025:

●	on an actual basis;

●	on an adjusted basis to give effect to 1,166,666,667 ordinary shares sold in the Private Placement in October 2025, which raised A$35.0 million; and

●	on a pro forma basis to give effect to the sale of approximately 924,346,500 ordinary shares as represented by 3,081,155 ADSs in this offering at an assumed offering price of A$0.037 per ordinary share (or $7.27 per ADS), after deducting the estimated sales commissions and estimated offering expenses payable by us.

Investors should read this table in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus.

	As of June 30, 2025
	Actual (Audited)		As Adjusted (Unaudited)		Pro Forma As Adjusted (Unaudited)
Cash and cash equivalents	A$	29,116,835	A$	64,116,835	A$	86,516,835
Borrowings		-
Equity:
Share capital		176,558,493		211,558,493		233,958,493
Other equity		849,544		849,544		849,544
Other reserves		13,116,919		13,116,919		13,116,919
Accumulated losses		(145,732,952)		(145,732,952)		(145,732,952)
Non-controlling interests		(1,920,100)		(1,920,100)		(1,920,100)
Total equity		42,871,904		77,871,904		100,271,904
Total capitalization	A$	42,871,904	A$	77,871,904	A$	100,271,904

TAXATION

The following is a summary of material U.S. federal income tax considerations to U.S. Holders (as defined below) and material Australian income tax considerations to Non-Australian Shareholders (as defined below) of the acquisition, ownership and disposition of our ordinary shares and ADSs. This discussion is based on the laws in force as of the date of this prospectus supplement, and is subject to changes in the relevant income tax law, including changes that could have retrospective effect. The following summary does not take into account or discuss the tax laws of any country or other taxing jurisdiction other than the United States and Australia. Holders are advised to consult their tax advisors concerning the overall tax consequences of the acquisition, ownership and disposition of ordinary shares and ADSs in their particular circumstances. This discussion is not intended, and should not be construed, as legal or professional tax advice.

U.S. Federal Income Tax Considerations

The following discussion describes certain material U.S. federal income tax consequences to U.S. Holders (defined below) associated with the purchase, ownership and disposition of our ADSs or ordinary shares acquired pursuant to this offering. This summary applies only to investors that hold our ADSs or ordinary shares as capital assets within the meaning of Section 1221 of the Code, (generally, property held for investment) and that have the U.S. Dollar as their functional currency. This discussion is based on the Code and U.S. Treasury Regulations (including proposed U.S. Treasury Regulations), as well as judicial and administrative interpretations thereof, as of the date hereof. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below. This summary does not discuss the alternative minimum tax, the Medicare tax on net investment income, any estate or gift tax consequences or the tax consequences of an investment in our ADSs or ordinary shares under the tax laws of any state of the United States or the District of Columbia or any political subdivision respectively thereof. No ruling will be requested from the U.S. Internal Revenue Service (“IRS”) regarding the tax consequences of the purchase, ownership or disposition of our ADSs or ordinary shares, and there can be no assurance that the IRS will agree with the discussion set out below.

The following discussion does not address the tax consequences to any particular investor or to persons subject to special tax rules such as:

●	banks, financial institutions or insurance companies;

●	real estate investment trusts or regulated investment companies;

●	brokers, dealers or traders in securities, commodities or currencies;

●	tax-exempt entities, “individual retirement accounts” or “Roth IRAs” or governmental organizations;

●	persons that received our ADSs or ordinary shares pursuant to the exercise of any employee stock option or otherwise as compensation for the performance of services;

●	persons that will hold our ADSs or ordinary shares as part of a hedging, wash sale or conversion transaction or as part of a synthetic security or a position in a straddle for U.S. federal income tax purposes;

●	U.S. expatriates;

●	partnerships or other pass-through entities for U.S. federal income tax purposes, and persons that will hold our ADSs or ordinary shares through partnerships or other pass-through entities;

●	holders that own or are deemed to own (directly, indirectly or by attribution) 10% or more, by voting power or value, of our outstanding ordinary shares; or

●	persons that will hold the ADSs or ordinary shares in connection with a trade or business outside the United States.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of ADSs or ordinary shares that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a nongrantor trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

If you are a partner in an entity treated as a partnership for U.S. federal income tax purposes that holds our ADSs or ordinary shares, your U.S. federal income tax treatment will generally depend on your status and the United States business activities of the partnership. If you are a partner in such a partnership, you should consult your tax advisor.

The discussion below assumes the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement have been and will be complied with in accordance with their terms. For U.S. federal income tax purposes, a U.S. Holder of ADSs will generally be treated as the beneficial owner of the underlying ordinary shares represented by the ADSs. Assuming such treatment is respected, no gain or loss will be recognized upon an exchange of ADSs for ordinary shares. However, the creditability of any foreign taxes paid and the availability of the reduced tax rate for dividends received by certain non-corporate U.S. Holders, including individual U.S. Holders (as discussed below), could be affected by actions taken by intermediaries in the chain of ownership between the holders of ADSs and us if, as a result of such actions, the holders of ADSs are not properly treated as beneficial owners of underlying ordinary shares.

INVESTORS AND PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE ADSs OR ORDINARY SHARES.

Dividends and Other Distributions on ADSs or ordinary shares

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” for U.S. federal income tax purposes, the gross amount of any distribution actually or constructively received with respect to your ADSs or ordinary shares, without reduction for any Australian taxes withheld therefrom, generally will be a foreign source dividend includible in your income as ordinary income to the extent such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits, it will be treated first as a tax-free return of your tax basis in your ADSs or ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not currently, and we do not intend to, calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be reported as a dividend even if that distribution would otherwise be treated as a return of capital or as a capital gain under the rules described above. Dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

Subject to applicable limitations, with respect to certain non-corporate U.S. Holders (including individual U.S. Holders), dividends will generally constitute “qualified dividend income” that is taxed at the lower applicable capital gains rate, provided that (1) we are eligible for the benefits of the income tax treaty between the United States and Australia (“Treaty”) or the ADSs or ordinary shares are readily tradable on an established securities market in the United States, including the Nasdaq, (2) we are not a PFIC for either the taxable year in which the dividend was paid or the prior taxable years, and (3) certain holding period requirements are met. You should consult your tax advisor regarding the availability of the lower rate for dividends with respect to our ADSs or ordinary shares.

The amount of any distribution paid in Australian Dollars that will be included in your gross income will be equal to the U.S. Dollar value of the distribution, calculated using the exchange rate in effect on the date you receive the dividend, regardless of whether the payment is actually converted into U.S. Dollars. Any gain or loss resulting from foreign currency exchange rate fluctuations during the period from the date the dividend is received to the date the Australian Dollars are converted into U.S. Dollars will be treated as ordinary income or loss, and generally will be income or loss from sources within the United States for U.S. foreign tax credit purposes. If the Australian Dollars are converted into U.S. Dollars on the date of receipt, you generally should not be required to recognize foreign currency gain or loss in respect of the dividend. The amount of any distribution of property other than cash generally will be the fair market value of such property on the date of distribution.

Subject to certain conditions and limitations, any Australian taxes withheld from a distribution to you may be eligible for credit against your U.S. federal income tax liability. If the dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the U.S. foreign tax credit limitation generally will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends that we distribute generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.” The rules governing the U.S. foreign tax credit are complex, and you should consult your tax advisors to determine whether and to what extent a credit would be available in your particular circumstances, including the effects of any applicable income tax treaty. A U.S. Holder that does not elect to claim a foreign tax credit with respect to any foreign taxes for a given taxable year may instead claim an itemized deduction for all foreign taxes paid or accrued in that taxable year.

Sale, Exchange or Other Taxable Disposition of ADSs or Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” you will recognize capital gain or loss on a sale, exchange or other taxable disposition of your ADSs or ordinary shares equal to the difference between the amount realized (in U.S. Dollars) on such disposition and your adjusted tax basis (in U.S. Dollars) in your ADSs or ordinary shares. If you are a non-corporate U.S. Holder (including an individual U.S. Holder) who has held ADSs or ordinary shares for more than one year, capital gain on a disposition of ADSs or ordinary shares generally will be eligible for reduced U.S. federal income tax rates. Any gain or loss that you recognize generally will be treated as U.S.-source income or loss for U.S. foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

If you receive foreign currency on the disposition of ADSs or ordinary shares, the amount realized generally will be the U.S. Dollar value of the payment received determined on the date of the disposition. If the ADSs or ordinary shares are treated as traded on an “established securities market,” a cash basis U.S. Holder (or an accrual basis U.S. Holder that makes a special election that must be applied consistently from year to year and cannot be changed without the consent of the IRS) will determine the U.S. Dollar value of the amount realized in foreign currency by translating the amount received at the spot rate of exchange on the settlement date of the disposition. If you are an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, you will recognize foreign currency gain or loss to the extent of any difference between the U.S. Dollar amount realized on the date of disposition and the U.S. Dollar value of the currency received at the spot rate on the settlement date. Your initial tax basis in your ADSs or ordinary shares will be your U.S. Dollar cost of your ADSs or ordinary shares determined on the date of purchase. However, if the ADSs or ordinary shares are treated as traded on an established securities market and you are either a cash basis U.S. Holder or an accrual basis taxpayer who has made the special election described above, you will use the U.S. Dollar cost determined on the settlement date of the purchase.

Passive Foreign Investment Company Considerations

There is a risk that we may be a passive foreign investment company(“PFIC”), for U.S. federal income tax purposes. Our treatment as a PFIC could result in a reduction in the after-tax return to the U.S. Holders of our ADSs and may cause a reduction in the value of such securities.

For U.S. federal income tax purposes, we will be classified as a PFIC for any taxable year in which (i) 75% or more of our gross income is passive income, or (ii) at least 50% of the average value of all of our assets for the taxable year produce or are held for the production of passive income. For this purpose, cash is considered to be an asset which produces passive income. Passive income for these purposes generally includes dividends, interest, royalties, rents, annuities and the excess of gains over losses from the disposition of assets which produce passive income or no income during the lifespan of the holding period. In making a PFIC determination, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the share capital. Based on the composition of our assets and income, we believe that we should not be treated as a PFIC for U.S. federal income tax purposes with respect to fiscal 2025. However, the determination of PFIC status is a factual determination that must be made annually at the close of each taxable year and, therefore, there can be no certainty as to our status in this regard until the close of the current or any future taxable year. Changes in the nature of our income or assets or a decrease in the trading price of our ADSs may cause us to be considered a PFIC in the current or any subsequent year. If we were a PFIC in any year during a U.S. Holder’s holding period for our ADSs, we would ordinarily continue to be treated as a PFIC for each subsequent year during which the U.S. Holder owned the ADSs.

Under the default PFIC “excess distribution” regime, if we are a PFIC in any taxable year during which a U.S. Holder owns ADSs, such U.S. Holder could be liable for additional taxes and interest charges upon (i) certain distributions by us (generally any distribution paid during a taxable year that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the ADSs), and (ii) any gain realized on a sale, exchange or other disposition, including a pledge, of the ADSs, whether or not we continue to be a PFIC for the year of the disposition. In these circumstances, the tax will generally be determined by allocating such distributions or gain ratably over the U.S. Holder’s holding period for the ADSs. The amount allocated to the current taxable year and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income (rather than capital gain) earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest applicable marginal rates for the year and an interest charge at the rate applicable to underpayments of tax will also be imposed on the amount of taxes allocated to such other taxable years.

An indirect shareholder may be taxed on a distribution paid to the direct owner of a PFIC and on a disposition of the share indirectly owned. Indirect shareholders are strongly urged to consult their tax advisors regarding the application of these rules.

If we are a PFIC and subsequently cease to be a PFIC in a future year, a U.S. Holder may avoid the continued application of the tax treatment described above by electing to be treated as if it sold its ADSs on the last day of the last taxable year in which we were a PFIC. Any gain would generally be recognized and subject to tax under the excess distribution regime described above. Loss would not be recognized. A U.S. Holder’s basis in its ADSs would be increased by the amount of gain, if any, recognized on the deemed sale. A U.S. Holder would be required to treat its holding period for its ADSs as beginning on the day following the last day of the last taxable year in which we were a PFIC.

If the ADSs are considered “marketable stock” and if a U.S. Holder properly elects to “mark-to-market” its ADSs in a timely fashion, the U.S. Holder would not be subject to tax under the excess distribution regime described above. Instead, the U.S. Holder would generally include in income any excess of the fair market value of the ADSs at the close of each tax year over the adjusted tax basis of the ADSs. If the fair market value of the ADSs had depreciated below the adjusted basis at the close of the tax year, the U.S. Holder would be entitled to deduct the excess of the adjusted basis of the ADSs over their fair market value at that time. However, such deductions generally would be limited to the net mark-to-market gains, if any, the U.S. Holder included in income with respect to such ADSs in prior years. Income recognized and deductions allowed under the mark-to-market provisions, as well as any gain or loss on the disposition of ADSs with respect to which the mark-to-market election is made, is treated as ordinary income or loss (except that loss is treated as capital loss to the extent the loss exceeds the net mark-to-market gains, if any, that a U.S. Holder included in income with respect to such ordinary shares in prior years). However, gain or loss from the disposition of ADSs (as to which a “mark-to-market” election was properly made) in a year in which we are no longer a PFIC, will be capital gain or loss. Our ordinary shares or ADSs will be “marketable” stock as long as they remain regularly traded on a national securities exchange, such as the Nasdaq, or a foreign securities exchange regulated by a governmental authority of the country in which the market is located and which meets certain requirements, including that the rules of the exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter, but no assurances can be given in this regard. Our ordinary shares are traded on the ASX, which may qualify as an eligible foreign securities exchange for this purpose. Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes, including shares in any of our subsidiaries that are treated as PFICs.

A U.S. Holder of ADSs should not be able to avoid the tax consequences described above by electing to treat us as a qualified electing fund. In general, a qualified electing fund is, with respect to a U.S. person, a PFIC if the U.S. person has elected to include its proportionate share of a company’s ordinary earnings and net capital gains in U.S. income on an annual basis. A qualified electing fund election can only be made with respect to us if we provide U.S. Holders with certain information on an annual basis and we do not intend to prepare the information that U.S. Holders would need to make the qualified electing fund election. A QEF election may also be made by providing U.S. holders adequate access to books and records to make the required calculations; we also do not intend to provide this access.

Backup Withholding Tax and Information Reporting Requirements

Dividends on and the proceeds of a sale or other taxable disposition of ADSs or ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status can provide such certification on IRS Form W-9. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Additional Reporting Requirements

Individuals (and certain entities) that own “specified foreign financial assets” with an aggregate value in excess of certain thresholds on the last day of the taxable year (or with an aggregate value in excess of certain thresholds at any time during the taxable year) are generally required to file an information report on IRS Form 8938 with respect to such assets with their U.S. federal income tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by certain financial institutions: (1) stocks and securities issued by non-U.S. persons, (2) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (3) interests in foreign entities. The ADSs or ordinary shares may be subject to these rules. U.S. Holders are urged to consult their tax advisors regarding the application of these rules to their ownership of the ADSs or ordinary shares.

Australian Tax Considerations

In this section, we discuss the material Australian income tax, stamp duty and goods and services tax considerations related to the acquisition, ownership and disposal by the absolute beneficial owners of the ordinary shares or ADSs. This discussion represents the opinion of Johnson Winter Slattery, Australian counsel to Radiopharm.

This summary only discusses the tax considerations for Non-Australian Shareholders (as defined below). It is based upon existing Australian tax law, case law and administrative practice of various revenue authorities as of the date of this registration statement, which is subject to change, possibly retrospectively. This discussion does not address all aspects of Australian tax law which may be important to particular investors in light of their individual investment circumstances, such as shares held by investors subject to special tax rules (for example, financial institutions, insurance companies or tax exempt organizations). In addition, this summary does not discuss any foreign or state tax considerations, other than stamp duty.

Prospective investors are urged to consult their tax advisors regarding the Australian and foreign income and other tax considerations of the acquisition, ownership and disposition of the shares. As used in this summary a “Non-Australian Shareholder” is a holder that is not an Australian tax resident and is not carrying on business in Australia through a permanent establishment.

Nature of ADSs for Australian Taxation Purposes

Ordinary shares represented by ADSs held by a U.S. holder will be treated for Australian taxation purposes as held under a “bare trust” for such holder. Consequently, the underlying ordinary shares will be regarded as owned by the ADS holder for Australian income tax and capital gains tax purposes. Dividends paid on the underlying ordinary shares will also be treated as dividends paid to the ADS holder, as the person beneficially entitled to those dividends. Therefore, in the following analysis we discuss the tax consequences to Non-Australian Shareholders owning ordinary shares for Australian taxation purposes. We note that the holder of an ADS will be treated for Australian tax purposes as the owner of the underlying ordinary shares that are represented by such ADSs.

Taxation of Dividends

Australia operates a dividend imputation system under which dividends may be declared to be “franked” to the extent of tax paid on company profits from which the dividend is sourced. Fully franked dividends are not subject to dividend withholding tax when paid to Non-Australian Shareholders. An exemption for dividend withholding tax can also apply to unfranked dividends that are declared to be conduit foreign income (“CFI”) and paid to Non-Australian Shareholders. Dividend withholding tax will be imposed at 30%, unless a shareholder is a resident of a country with which Australia has a double taxation agreement and qualifies for the benefits of the treaty. Under the provisions of the current Double Taxation Convention between Australia and the United States, the Australian tax withheld on unfranked dividends that are not declared to be CFI paid by us to a resident of the United States which is beneficially entitled to that dividend is limited to 15% where that resident is a qualified person for the purposes of the Double Taxation Convention between Australia and the United States.

If a Non-Australian Shareholder is a company that is a qualified person for the purposes of the Double Taxation Convention between Australia and the United States and owns a 10% or more interest, the Australian tax withheld on dividends paid by us to which a resident of the United States is beneficially entitled is limited to 5%. In limited circumstances the rate of withholding can be reduced to zero.

Tax on Sales or other Dispositions of Shares—Capital gains tax

Non-Australian Shareholders will not be subject to Australian capital gains tax on the gain made on a sale or other disposal of ordinary shares, unless they, together with their associates, hold 10% or more of our issued capital, at the time of disposal or for 12 months of the last 2 years prior to disposal and more than 50% of our direct or indirect assets, determined by reference to market value, consists of Australian land, leasehold interests or Australian mining, quarrying or prospecting rights. The Double Taxation Convention between the United States and Australia does not limit Australia’s right to tax any gain in these circumstances. Net capital gains are calculated after reduction for capital losses, which may only be offset against capital gains.

Tax on Sales or other Dispositions of Shares—Shareholders Holding Shares on Revenue Account

Some Non-Australian Shareholders may hold shares on revenue rather than on capital account for example, share traders. These shareholders may have the gains made on the sale or other disposal of the shares included in their assessable income under the ordinary income taxing provisions of the income tax law, if the gains are sourced in Australia.

Non-Australian Shareholders assessable under these ordinary income provisions in respect of gains made on shares held on revenue account would be assessed for such gains at the Australian tax rates for non-Australian residents, which start at a marginal rate of 30% for individuals. Some relief from Australian income tax may be available to Non-Australian Shareholders under the Double Taxation Convention between the United States and Australia.

To the extent an amount would be included in a Non-Australian Shareholder’s assessable income under both the capital gains tax provisions and the ordinary income provisions, the capital gain amount would generally be reduced, so that the shareholder would not be subject to double tax on any part of the income gain or capital gain.

Dual Residency

If a shareholder is a resident of both Australia and the United States under those countries’ domestic taxation laws, that shareholder may be subject to tax as an Australian resident. If, however, the shareholder is deemed to be a U.S. resident for the purposes of the Double Taxation Convention between the United States and Australia, the Australian tax would be subject to limitation by the Double Taxation Convention. Shareholders should obtain specialist taxation advice in these circumstances.

Stamp Duty

In general terms, no stamp duty is payable on the issue and trading of shares that are quoted on the ASX or Nasdaq. However, stamp duty may be payable if there is an acquisition of 90% or more of all of our issued shares in certain circumstances.

No Australian stamp duty is payable on the issue and trading of ADSs.

Australian Estate Taxes / Death Duty

Australia does not have any form of estate tax or death duty. As a general rule, no Australian capital gains tax liability is realized upon the inheritance of a deceased person’s shares. The disposal of inherited shares by beneficiaries may, however, give rise to a capital gains tax liability if the gain falls within the scope of Australia’s jurisdiction to tax.

Goods and Services Tax

The issue or transfer of shares to a non-Australian resident investor will not incur Australian goods and services tax.

PLAN OF DISTRIBUTION

We have entered into a sales agreement, or the Sales Agreement, with Leerink Partners LLC, or Leerink Partners. Pursuant to this prospectus supplement, we may offer and sell our ADSs, each representing three hundreds of our ordinary shares, having an aggregate gross sales price of up to $22,400,000 from time to time through or to Leerink Partners acting as sales agent or principal. A copy of the Sales Agreement has been filed as an exhibit to our registration statement on Form F-3 of which this prospectus supplement forms a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Leerink Partners may sell our ADSs by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Leerink Partners not to sell our ADSs if the sales cannot be effected at or above the price designated by us from time to time. We or Leerink Partners may suspend the offering of our ADSs upon notice and subject to other conditions.

We will pay Leerink Partners commissions, in cash, for its service in acting as agent in the sale of our ADSs. Leerink Partners will be entitled to compensation at a commission rate equal to 3.0% of the sales price per ADS sold under the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Leerink Partners for certain specified expenses, including the reasonable and documented fees and disbursements of its U.S. and Australian legal counsels in an aggregate amount not to exceed $100,000 and certain ongoing outside legal expenses up to $25,000 per calendar quarter for ongoing diligence arising from the transactions contemplated by the Sales Agreement. We estimate that the other expenses for the offering, excluding compensation and reimbursements payable to Leerink Partners under the terms of the Sales Agreement, will be approximately $500,000.

Settlement for sales of our ADSs will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and Leerink Partners in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ADSs as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Leerink Partners may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Leerink Partners will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the ADSs under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of ADSs on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Leerink Partners will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Leerink Partners against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our ADSs pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Leerink Partners may each terminate the Sales Agreement at any time upon ten days’ prior notice.

Leerink Partners and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Leerink Partners will not engage in any market making activities involving our ADSs while the offering is ongoing under this prospectus supplement.

This prospectus supplement in electronic format may be made available on a website maintained by Leerink Partners and Leerink Partners may distribute this prospectus supplement electronically.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

This prospectus supplement and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our board members, executive officers, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and consolidated financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 20-F for fiscal year 2025, filed with the SEC on September 18, 2025 and amended on December 10, 2025;

●	our Current Reports on Form 6-K furnished to the SEC on October 28, 2025, November 19, 2025, November 20, 2025 and December 15, 2025; and

●	the description of our American Depositary Shares representing ordinary shares that is contained in Item 12 in our Form 20-F, filed on February 13, 2023, as amended.

We are also incorporating by reference each subsequent annual report on Form 20-F and each report of foreign private issuer on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with or furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus supplement.

We have not authorized anyone else to provide you with additional or different information to the information included in and incorporated by reference to this prospectus supplement and any prospectus supplement. You should rely only on the information provided by and incorporated by reference to this prospectus supplement and any prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Upon written or oral request, we shall provide without charge to each person to whom a copy of this prospectus supplement is delivered a copy of any or all of the documents that are incorporated by reference to this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of these filings by contacting us at Level 3, 62 Lygon Street, Carlton VIC 3053, Australia, Phone: +61 3 9824 5254. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement. Our website address is www.radiopharmtheranostics.com.

ENFORCEMENT OF CIVIL LIABILITIES

We are a company incorporated under the laws of Australia. Certain of our directors and officers and certain other persons named in this prospectus supplement are citizens and residents of countries other than the United States and all or a significant portion of their assets may be located outside the United States. As a result, it may not be possible for you to:

●	effect service of process within the United States upon our non-U.S. resident directors or on us;

●	enforce, in U.S. courts, judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

●	enforce, in U.S. courts, judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

●	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws. Australia has developed a different body of securities laws as compared to the United States and may provide protections for investors to a lesser extent.

It may be difficult (or impossible in some circumstances) for Australian companies to commence court actions or proceedings before the federal courts of the United States or other jurisdiction in which it conducts business or has assets. This may make it difficult for us to recover amounts we are owed and to generally enforce our rights, which may have an adverse impact on our operations and financial standing. Even where we are able to enforce our rights, this may be costly and/or time consuming, risky, and may not guarantee recovery, which in turn may have an adverse impact on our operations and financial standing. With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may not be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws.

LEGAL MATTERS

The validity of the securities and certain other matters under Australian law will be passed upon for us by McCullough Robertson, our Australian counsel. Certain matters of U.S. law will be passed upon for us by Rimôn. Leerink Partners is being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

The audited consolidated financial statements included in this prospectus supplement and elsewhere in the registration statement have been so included in reliance upon the reports of Grant Thornton Audit Pty Ltd, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

$22,400,000

AMERICAN DEPOSITARY SHARES

PROSPECTUS SUPPLEMENT

Leerink Partners

                , 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Australian law. Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors, except to the extent of any of the following liabilities incurred as an officer or director of the company:

●	a liability owed to the company or a related body corporate of the company;

●	a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA or 1317HB of the Australian Corporations Act 2001 (“Corporations Act”);

●	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or

●	legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

○	in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;

○	in defending or resisting criminal proceedings in which the officer or director is found guilty;

○	in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or

○	in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.

Constitution. Our Constitution provides, except to the extent prohibited by the law and the Corporations Act, for the indemnification of any current or former director, secretary or executive officer of the Company, or a subsidiary of the Company against every liability incurred by that person in such capacity, and for all legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity, except where the Company is prohibited by statute to indemnify such person or where an indemnity would be made void by statute.

SEC Position. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits.

The exhibits to this registration statement are listed in the Index to Exhibits below.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livingston, New Jersey, on December 16, 2025.

Radiopharm Theranostics Limited

By:	/s/ Riccardo Canevari
Riccardo Canevari
Chief Executive Officer and Managing Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Riccardo Canevari and Paul Hopper, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this registration statement, including to sign file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all prospectus supplements, stickers and post effective amendments) to this registration statement, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Riccardo Canevari	Chief Executive Officer and Managing Director	December 16, 2025
Riccardo Canevari	(principal executive officer)

/s/ Paul Hopper	Chairman	December 16, 2025
Paul Hopper

/s/ Phillip Hains	Chief Financial Officer	December 16, 2025
Phillip Hains	(principal financial officer and principal accounting officer)

/s/ Hester Larkin	Director	December 16, 2025
Hester Larkin

/s/ Bruce Goodwin	Director	December 16, 2025
Bruce Goodwin

/s/ Ian Turner	Director	December 16, 2025
Ian Turner

/s/ Noel Donnelly	Director	December 16, 2025
Noel Donnelly

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Radiopharm Theranostics Limited, has signed this registration statement in City of Livingston, New Jersey on December 16, 2025.

Authorized U.S. Representative

Radiopharm Theranostics (USA) Inc., as Authorized U.S. Representative

By:	/s/ Riccardo Canevari
Riccardo Canevari
Chief Executive Officer and Managing Director

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form(s) of underwriting agreement(s).

1.2	Sales Agreement, dated as of December 16, 2025, between the Registrant and Leerink Partners LLC.

4.1	Form of Deposit Agreement between Radiopharm Theranostics Limited and Deutsche Bank Trust Company Americas as Depositary (incorporated by reference to Exhibit 2.1 to the Company’s Amendment No. 4 to the Registration Statement on Form 20-F filed on September 25, 2024).

4.2	Form of Amendment to Deposit Agreement between Radiopharm Theranostics Limited and Deutsche Bank Trust Company Americas as Depositary (incorporated by reference to Exhibit 2.2 to the Company’s Amendment No. 6 to the Registration Statement on Form 20-F filed on October 21, 2024).

4.3	Form of American Depositary Receipt (included in Exhibit 4.2).

4.4**	Form of Warrant Agreement and Warrant Certificate.

5.1	Opinion of Rimôn Law Pty Ltd.

23.1	Consent of Rimôn Law Pty Ltd (included in Exhibit 5.1).

23.2	Consent of Grant Thornton Audit Pty Ltd, independent registered public accounting firm.

107	Filing Fee Table.

*	To be filed as an amendment or as an exhibit to a report filed pursuant to the Exchange Act and incorporated by reference herein.
**	To be filed as an amendment or as an exhibit to a report on Form 6-K furnished to the SEC and incorporated by reference herein if any warrants are offered under this registration statement.